Exhibit 21

REGISTRANT’S SUBSIDIARIES

DECEMBER 31, 2003

Corporations and Limited Liability Companies

Cornerstone Insurance Company, a Cayman Islands corporation

Kindred Healthcare Operating, Inc., a Delaware corporation

Kindred Acute Pulmonary East, Inc., a Delaware corporation

Kindred Acute Pulmonary West, Inc., a Delaware corporation

Kindred Hospitals East, L.L.C., a Delaware limited liability company

Kindred Hospitals West, L.L.C., a Delaware limited liability company

Kindred Nursing Centers East, L.L.C., a Delaware limited liability company

Kindred Nursing Centers West, L.L.C., a Delaware limited liability company

Kindred Nursing Centers South, L.L.C., a Delaware limited liability company

Kindred Nursing Centers North, L.L.C., a Delaware limited liability company

Kindred Support Services, L.L.C., a Delaware limited liability company

Kindred Nevada, L.L.C., a Delaware limited liability company

Kindred Holdings, L.L.C., a Delaware limited liability company

Kindred Investment Company, a Delaware corporation

Kindred Systems, Inc., a Delaware corporation

Kindred Healthcare Services, Inc., a Delaware corporation

Kindred Hospice, Inc., a Kentucky corporation

Kindred Facility Services, Inc., a Delaware corporation

Kindred Insurance Holdings, Inc., a Delaware corporation

Kindred Provider Network, Inc., a Delaware corporation

Kindred Pediatric Care, Inc., a Delaware corporation

Kindred Home Care Services, Inc., a Delaware corporation

Ledgewood Health Care Corporation, a Massachusetts corporation (1)

Medisave Pharmacies, Inc., a Delaware corporation

Medisave of Tennessee, Inc., a Delaware corporation

American X-Rays, Inc., a Louisiana corporation

First Rehab, Inc., a Delaware corporation

Advanced Infusion Systems, Inc., a California corporation

Kindred Rehab Services, Inc., a Delaware corporation

TheraTx Staffing, Inc., an Illinois corporation

Health Care Holdings, Inc., a Delaware corporation

Health Care Technology, Inc., a Delaware corporation

Helian Health Group, Inc., a Delaware corporation

Helian ASC of Northridge, Inc., a California corporation

MedEquities, Inc., a California corporation

Helian Recovery Corporation, a California corporation

Recovery Inns of America, Inc., a California corporation

Palo Alto Surgecenter Corporation, a California corporation

Horizon Healthcare Services, Inc., a Georgia corporation

Tunstall Enterprises, Inc., a Georgia corporation

Lafayette Health Care Center, Inc., a Georgia corporation

PersonaCare Living Center of Clearwater, Inc., a Delaware corporation

PersonaCare of Bradenton, Inc., a Delaware corporation

PersonaCare of Clearwater, Inc., a Delaware corporation

PersonaCare of Connecticut, Inc., a Connecticut corporation

Courtland Gardens Health Center, Inc., a Connecticut corporation

Homestead Health Center, Inc., a Connecticut corporation

Stamford Health Facilities, Inc., a Connecticut corporation

PersonaCare of Georgia, Inc., a Delaware corporation

PersonaCare of Huntsville, Inc., a Delaware corporation

PersonaCare of Little Rock, Inc., a Delaware corporation

PersonaCare of Ohio, Inc., a Delaware corporation

PersonaCare of Owensboro, Inc., a Delaware corporation

PersonaCare of Pennsylvania, Inc., a Delaware corporation

PersonaCare of Pompano East, Inc., a Delaware corporation

PersonaCare of Pompano West, Inc., a Delaware corporation

PersonaCare of Reading, Inc., a Delaware corporation

PersonaCare of San Antonio, Inc., a Delaware corporation

PersonaCare of San Pedro, Inc., a Delaware corporation

PersonaCare of Shreveport, Inc., a Delaware corporation

PersonaCare of St. Petersburg, Inc., a Delaware corporation

PersonaCare of Warner Robbins, Inc., a Delaware corporation

PersonaCare of Wisconsin, Inc., a Delaware corporation

PersonaCare Properties, Inc., a Georgia corporation

Tucker Nursing Center, Inc., a Georgia corporation

Respiratory Care Services, Inc., a Delaware corporation

TheraTx Health Services, Inc., a Delaware corporation

TheraTx Rehabilitation Services, Inc., a Delaware corporation

TheraTx Healthcare Management, Inc., a Delaware corporation

TheraTx Management Services, Inc., a California corporation

TheraTx Medical Supplies, Inc., a Delaware corporation

Specialty Healthcare Services, Inc., a Delaware corporation

Southern California Specialty Care, Inc., a California corporation

Specialty Hospital of Cleveland, Inc., an Ohio corporation

Specialty Hospital of Dallas, Inc., a Texas corporation

Specialty Hospital of Philadelphia, Inc., a Pennsylvania corporation

Specialty Hospital of South Carolina, Inc., a South Carolina corporation

Caribbean Behavioral Health Systems, Inc., a Nevada corporation

JB Thomas Hospital, Inc., a Massachusetts corporation

THC – Chicago, Inc., an Illinois corporation

THC – North Shore, Inc., an Illinois corporation

THC – Hollywood, Inc., a Florida corporation

THC – Houston, Inc., a Texas corporation

THC – Minneapolis, Inc., a Minnesota corporation

THC – Orange County, Inc., a California corporation

THC – San Diego, Inc., a California corporation

THC – Seattle, Inc., a Washington corporation

Transitional Hospitals Corporation of Indiana, Inc., an Indiana corporation

Transitional Hospitals Corporation of Louisiana, Inc., a Louisiana corporation

Transitional Hospitals Corporation of New Mexico, Inc., a New Mexico corporation

Transitional Hospitals Corporation of Nevada, Inc., a Nevada corporation

Transitional Hospitals Corporation of Tampa, Inc., a Florida corporation

Transitional Hospitals Corporation of Texas, Inc., a Texas corporation

Transitional Hospitals Corporation of Wisconsin, Inc., a Wisconsin corporation

Transitional Hospitals Corporation of Michigan, Inc., a Michigan corporation

Kindred Pulmonary Illinois, Inc., an Illinois corporation

Community Psychiatric Centers Properties of Texas, Inc., a Texas corporation

Community Psychiatric Centers Properties of Utah, Inc., a Utah corporation

CPC Managed Care Health Services, Inc., a Delaware corporation

Community Behavioral Health System, Inc., a Louisiana corporation

Partnerships

Kindred Acute Pulmonary Limited Partnership, a Delaware limited partnership

Kindred Hospitals Limited Partnership, a Delaware limited partnership

Kindred Nursing Centers Limited Partnership, a Delaware limited partnership

Kindred Nursing Centers Central Limited Partnership, a Delaware limited partnership

Kindred Home Care and Hospice Indiana Partnership, an Indiana general partnership

ProData Systems, Inc., an Alabama corporation

Foothill Nursing Company Partnership, a California general partnership (1)

Fox Hill Village Partnership, a Massachusetts general partnership (1)

Starr Farm Partnership, a Vermont general partnership (1)

Hillhaven-MSC Partnership, a California general partnership

Pharmaceutical Infusion Therapy, a California general partnership (2)

California Respiratory Care Partnership, a California general partnership (2)

Visiting Nurse Advanced Infusion Systems – Newbury Park, a California general partnership (2)

Northridge Surgery Center, Ltd., a California limited partnership (3)

Northridge Surgery Center Development Ltd., a California limited partnership (4)

Recovery Inn of Menlo Park, L.P., a California limited partnership

(1)	Only fifty percent (50%) is owned by one of the Registrant’s subsidiaries

(2)	Only fifty-one percent (51%) is owned by one or more of the Registrant’s subsidiaries

(3)	Only forty-eight percent (48%) is owned by one or more of the Registrant’s subsidiaries

(4)	Only forty-three percent (43%) is owned by one of the Registrant’s subsidiaries